Exhibit 99.1

NF Energy Saving Corporation Completes Acquisition of Boqi Zhengji Pharmacy Chain Co., Ltd.

New York, Oct. 14, 2019 (GLOBE NEWSWIRE) -- NF Energy Saving Corporation (NASDAQ: BIMI) (“BIMI” or the "Company") announced today that it has completed the acquisition of Boqi Zhengji Pharmacy Chain Co., Ltd. (“Boqi Zhengji Pharmacy”), a China-based pharmacy chain company with more than 300 stores, including both directly operated stores and franchisees.

Founded in 2017, Boqi Zhengji Pharmacy Chain Co., Ltd. is a China-based pharmacy chain company, with more than 300 stores, including both directly operated stores and franchisees. The pharmacies typically sell about 6,000 types of drugs, of which more than 600 are under exclusive sales arrangements. The company has more than 10,000 member customers with an average annual spending of RMB 3,000- 5,000 (USD 423- 705) per member.

As previously disclosed, on April 11, 2019, the Company entered into a stock purchase agreement (the “Agreement”) with Lasting Wisdom Holdings Limited, a company organized under the laws of the British Virgin Islands, PUKUNG LIMITED, a company organized under the laws of Hong Kong, Beijing Xin Rong Xin Industrial Development Co., Ltd., a company organized under the laws of the PRC, Boqi Zhengji Pharmacy Chain Co., Ltd. a company organized under the laws of the PRC (“BOQI”) and several additional individual sellers listed in the Agreement. The aggregate purchase price for the shares of BOQI (or BOQI’s parent) consists of a cash consideration of RMB 40,000,000 (USD 5,643,181) and up to 1,500,000 shares of common stock of the Company.

“We are pleased to complete the acquisition of Boqi Zhengji Pharmacy as promised. The acquisition is a substantial milestone for us to shift to the health industry while the market is booming,” said Mr. Tiewei Song, Chief Executive Officer and President of NF Energy Saving Corporation. “We look forward to continuously enhancing Boqi Zhengji Pharmacy's existing client relationships, and exploring partnership opportunities with new organizations.”

About NF Energy Saving Corporation
NF Energy Saving Corporation (NASDAQ: BIMI) is a China-based provider of integrated energy conservation solutions utilizing energy-saving equipment, technical services and energy management re-engineering project operations to provide energy saving services to clients. In February 2019, the Board of Directors of the company was reorganized following efforts led by Mr. Yongquan Bi, the company’s new Chairman, with a renewed focus on the health industry.

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IR Contact:
Dragon Gate Investment Partners LLC
Tel: +1(646)-801-2803
Email: BIMI@dgipl.com